SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 18, 2002
                Date of Report (date of earliest event reported)



                           OneDentist Resources, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                    0-33437                     31-1664473
          --------                    -------                     ----------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)                 I.D. Number)


                             5459 South Iris Street
                               Littleton, CO 80123
                               -------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 932-9998


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

     On November 18, 2002, the Registrant's shareholders approved an amendment to the Registrant's Amended Articles of Incorporation to increase the Registrant's authorized shares of no par common stock from 25,000,000 to 100,000,000 shares.

     Also, on November 18, 2002, the Registrant's shareholders approved a reverse stock split whereby all issued and outstanding shares of the Registrant's no par value common stock, except for the 200,000 shares issued by the Registrant in a private placement offering of Registrant's securities in March 1997, were split on the basis of one share for each ten shares so issued and outstanding. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 3, 2002

                                        OneDentist Resources, Inc.


                                        By: /s/ Philip J. Davis
                                        -----------------------
                                        Philip J. Davis, Chief Executive Officer